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                                                                  Exhibit 12 (b)

                                    KEYCORP
               COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO
             COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)
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
                                                                                   SIX MONTHS ENDED
                                                                                        JUNE 30,
                                                                                --------------------------
                                                                                  1999              1998
                                                                                --------          --------
COMPUTATION OF EARNINGS
Net Income                                                                       $  573            $  484
Add: Provision for income taxes                                                     292               231
Less: Extraordinary net gain                                                         --                --
                                                                                 ------            ------
         Income before income taxes and
            extraordinary net gain                                                  865               715
Fixed charges, excluding interest on deposits                                       788               707
                                                                                 ------            ------
         Total earnings for computation,
            excluding interest on deposits                                        1,653             1,422
Interest on deposits                                                                624               693
                                                                                 ------            ------
         Total earnings for computation,
            including interest on deposits                                       $2,277            $2,115
                                                                                 ======            ======

COMPUTATION OF FIXED CHARGES
Net rental expense                                                               $   84            $   67
                                                                                 ======            ======
Portion of net rental expense deemed
   representative of interest                                                    $   21            $   17
Interest on short-term borrowed funds                                               324               394
Interest on long-term debt, including cap securities                                443               296
                                                                                 ------            ------
         Total fixed charges, excluding interest
            on deposits                                                             788               707
Interest on deposits                                                                624               693
                                                                                 ------            ------
         Total fixed charges, including interest
            on deposits                                                          $1,412            $1,400
                                                                                 ======            ======

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Preferred stock dividend requirement on
   a pre-tax basis                                                                  --                 --
Total fixed charges, excluding interest on deposits                             $  788             $  707
                                                                                 ------            ------
         Combined fixed charges and preferred stock
            dividends, excluding interest on deposits                              788                707
Interest on deposits                                                               624                693
                                                                                 ------            ------
         Combined fixed charges and preferred stock
            dividends, including interest on deposits                           $1,412             $1,400
                                                                                 ======            ======

RATIO OF EARNINGS TO FIXED CHARGES
Excluding deposit interest                                                       2.10x              2.01x
Including deposit interest                                                       1.61x              1.51x

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS
Excluding deposit interest                                                       2.10x              2.01x
Including deposit interest                                                       1.61x              1.51x
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